Exhibit 23.1 - Consent of Ernst & Young LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48383) pertaining to the 1985 and 1995 Stock Option Plans of STV Group, Incorporated, of our report dated November 12, 1998, with respect to the consolidated financial statements of STV Group, Incorporated, included in the Annual Report (Form 10-K) for the fiscal year ended September 30, 1998.

                                                           /s/ Ernst & Young LLP

Harrisburg, Pennsylvania
December 23, 1998